                                                 Registration  No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                   ADVO, Inc.
                         ------------------------------
               (Exact name of issuer as specified in its charter)


           Delaware                                         06-0885252
---------------------------------                       -------------------
 (State or other jurisdiction                           (IRS Employer
of incorporation or organization)                       Identification No.)

         One Univac Lane, P.O. Box 755, Windsor, Connecticut 06095-0755
         --------------------------------------------------------------
                    (Address of Principal Executive Offices)

                  1998 Incentive Compensation Plan, as amended
                  --------------------------------------------
                            (Full title of the plan)

                                David M. Stigler
              Senior Vice President, General Counsel and Secretary
         One Univac Lane, P.O. Box 755, Windsor, Connecticut 06095-0755
         --------------------------------------------------------------
                     (Name and address of agent for service)

                                 (860) 285-6120
                    --------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

Title of securities       Amount to be        Proposed maximum                  Proposed maximum                  Amount of
 to be registered         registered        offering price per share (*)    aggregate offering price (*)      registration fee
 ----------------         ----------        ------------------------        ------------------------          ----------------
 Common Stock, par        550,000 shares            $37.59                         $20,674,500                      $5,169
  value $.01 per share

(*) Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of the Common Stock of ADVO, Inc. on April 16, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed for the purpose of registering additional shares of common stock, par value $.01 (the "Common Stock"), of ADVO, Inc. (the "Company" or the "registrant") to be issued from time to time pursuant to the Company's 1998 Incentive Compensation Plan (the "Plan") to eligible employees of the Company. An aggregate of up to 1,550,000 shares of Common Stock may be issued pursuant to the Plan, subject to adjustment for stock splits, stock dividends, recapitalizations, mergers and other changes affecting the Common Stock of the Company. On February 5, 1999, the Company filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 (No. 333-71679) registering up to 1,000,000 shares of Common Stock issuable under the Plan (the "Prior Registration Statement"). Pursuant to General Instructions E of Form S-8, the Prior Registration Statement is hereby incorporated by reference in this Registration Statement.

ITEM 3. - INCORPORATION OF DOCUMENTS BY REFERENCE
-------------------------------------------------

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

(a)  The Prior Registration Statement; and

(b) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

(c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2000; and

(d) The description of the Company's Common Stock which is contained in its registration statement on Form 10 filed under the 1934 Act, and any amendment or report filed under the 1934 Act for the purpose of updating such description.

     All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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ITEM 8. - EXHIBITS
------------------

The following exhibits are filed herewith:

Exhibit No.   Description
-----------   -----------
No.
---
4(a)          1998 Incentive Compensation Plan, as                              Incorporated by reference to the
              amended, of ADVO, Inc.                                            Company's Definitive Proxy
                                                                                Statement for the annual meeting of
                                                                                Stockholders held on January 18,
                                                                                2001.

4(b)          Restated Certificate of Incorporation of                          Incorporated by reference to Exhibit
              ADVO, Inc.                                                        3(a) to the Company's Form 10 filed
                                                                                on September 15, 1986 (No. 1-11720).

4(c)          Restated Bylaws of ADVO, Inc.                                     Incorporated by reference to Exhibit
                                                                                3(b) to the Company's Form 8-K
                                                                                dated July 21, 1999.

4(d)          Stockholder Protection Agreement, dated                           Incorporated by reference to Exhibit
              as February 5, 1993, between the                                  4.1 of the Company's Form 8-K dated
              Company and Mellon Securities Trust                               February 5, 1993.
              Company, as Rights Agent, including
              Exhibit A and Exhibit B.

5             Opinion of Counsel.                                               Filed herewith.

23(a)         Consent of Independent Auditors.                                  Filed herewith.

23(b)         Consent of Counsel (See Exhibit 5).                               Filed herewith.

24            Power of Attorney (See Signature Page).                           Filed herewith.

Item 9. - UNDERTAKINGS
----------------------

A.   Undertaking to Update

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking With Respect to Incorporating Certain Exchange Act Documents by Reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, if applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertaking With Respect to Indemnification of Directors, Officers or Controlling Persons.

     Insofar as indemnification for liabilities under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on April 16, 2001.

                                         ADVO, Inc.

                                         By  /s/ JULIE ABRAHAM
                                            ---------------------------------
                                                Julie Abraham
                                                Senior Vice President of Finance
                                                and Controller

                                Power of Attorney
                                -----------------

     Each of the undersigned hereby appoints David M. Stigler and Julie Abraham, and each of them severally, his true and lawful attorneys to execute on behalf of the undersigned any and all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each such attorney will have the power to act hereunder with or without the other. Each of the undersigned hereby ratifies and confirms all that attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                                   Title                                              Date
     ---------                                   -----                                              ----

/s/ GARY M. MULLOY                        Chief Executive Officer and                          April 16, 2001
------------------------------------      Director (Principal Executive Officer)
Gary M. Mulloy

/s/ DONALD E. MCCOMBS                     Executive Vice President and Chief                   April 16, 2001
------------------------------------      Financial Officer (Principal Financial Officer)
Donald E. McCombs

/s/ JULIE ABRAHAM                         Senior Vice President of Finance                     April 16, 2001
------------------------------------      and Controller (Principal Accounting Officer)
Julie Abraham

                                          Director                                             April 16, 2001
------------------------------------
Todd C. Brown

/s/ BRUCE CRAWFORD                        Director                                             April 16, 2001
------------------------------------
Bruce Crawford

/s/ DAVID F. DYER                         Director                                             April 16, 2001
------------------------------------
David F. Dyer

/s/ JOHN J. MAHONEY                       Director                                             April 16, 2001
------------------------------------
John J. Mahoney

                                          Director                                             April 16, 2001
------------------------------------
Howard H. Newman

/s/ JOHN R. ROCKWELL                      Director                                             April 16, 2001
------------------------------------
John R. Rockwell

                                          Director                                             April 16, 2001
------------------------------------
John L. Vogelstein

                                  EXHIBIT INDEX
                                  -------------

                                                               Incorporation by
Exhibit No.    Description                                     Reference
-----------    -----------                                     ---------

5              Opinion of Counsel                              Filed herewith

23(a)          Consent of Independent Auditors                 Filed herewith

23(b)          Consent of Counsel (See Exhibit 5)              Filed herewith

24             Power of Attorney (See Signature Page)          Filed herewith